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                                                              EXHIBIT (j)(4)(i)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our reports dated May 7, 2001 for the Van Kampen Aggressive Growth Fund, May 8, 2001 for the Van Kampen Growth Fund, and May 10, 2001 for the Van Kampen Small Cap Value Fund, Van Kampen Utility Fund, Van Kampen Small Cap Growth Fund, and Van Kampen Select Growth Fund in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Equity Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 44 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-8122) and in this Amendment No. 45 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4805).



                                                         /s/ ERNST & YOUNG LLP
                                                             -----------------
                                                             ERNST & YOUNG LLP

Chicago, Illinois
July 18, 2001